Exhibit 21.1

Subsidiaries of the Registrant

Beauly, LLC	Delaware
Carrbridge, LLC	Delaware
Fetlar, LLC	Delaware
Invercylde, LLC	Delaware
PrimeStar -F Fund I Trust
PrimeStar -F Fund I, LLC (Series LLC)	Delaware
PrimeStar -F Fund II Trust
PrimeStar Fund I GP, LLC	Delaware
PrimeStar Fund I TRS, Inc.	Delaware
PrimeStar Fund I TRS, LLC	Delaware
PrimeStar Fund I, L.P.	Delaware
PrimeStar Fund II TRS, Inc.	Delaware
PrimeStar Fund II TRS, LLC	Delaware
PrimeStar -H Fund I Trust
PrimeStar -H Fund I, LLC (Series LLC)	Delaware
PrimeStar -H Fund II Trust
SRP PrimeStar, LLC	Delaware
SRP Sub, LLC	Delaware
SRP TRS Sub, Inc.	Delaware
SRP TRS Sub, LLC	Delaware
Starwood Waypoint Borrower, LLC	Delaware
Starwood Waypoint Pledgor, LLC	Delaware
Starwood Waypoint Residential GP, Inc.	Delaware
Starwood Waypoint Residential Partnership, L.P.	Delaware
Starwood Waypoint TRS, LLC	Delaware
SWAY 2014-1 Borrower, LLC	Delaware
SWAY 2014-1 Equity Owner, LLC	Delaware
SWAY 2015-1 Borrower, LLC	Delaware
SWAY 2015-1 Equity Owner, LLC	Delaware
SWAY Depositor, LLC	Delaware
Tarbert, LLC	Delaware